Exhibit 3.3

This composite Certificate of Formation of Entergy New Orleans, LLC (the “Company”) reflects the provisions of the Company’s Certificate of Formation as filed with the Texas Secretary of State (“TXSOS”) on July 18, 2017 and all amendments thereto filed with the TXSOS thereafter on or prior to December 1, 2017, but it is not an amendment and/or restatement thereof.

Form 205 (Revised 05/11)	Certificate of Formation Limited Liability Company	This space reserved for office use.
Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709
Filing Fee: $300

Article 1 - Entity Name and Type
The filing entity being formed is a limited liability company. The name of the entity is:
Entergy New Orleans, LLC
The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 - Registered Agent and Registered Office (See instructions. Select and complete either A or B and complete C.)
A. The initial registered agent is an organization (cannot be entity named above) by the name of:

OR
X B. The initial registered agent is an individual resident of the state whose name is set forth below:
Thomas	G.	Wagner
First Name	M.I.	Last Name	Suffix
C. The business address of the registered agent and the registered office address is:
2001 Timberloch Place, 2nd Floor	The Woodlands	TX	77380
Street Address	City	State	Zip Code
Article 3-Governing Authority (Select and complete either A or B and provide the name and address of each governing person.)

X A. The limited liability company will have managers. The name and address of each initial manager are set forth below.
B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

Governing Person 1
NAME (Enter the name of either an individual or an organization, but not both.)
if Individual
Roderick	K.	West
First Name	M.I.	Last Name		Suffix
OR
If Organization

Organization Name
ADDRESS
639 Loyola Avenue, 28th Floor	New Orleans	LA	USA	70113
Street or Mailing Address	City	State	Country	Zip Code

Governing Person 2
NAME (Enter the name of either an individual or an organization, but not both.)
if Individual
Andrew	S.	Marsh
First Name	M.I.	Last Name		Suffix
OR
If Organization

Organization Name
ADDRESS
639 Loyola Avenue, 28th Floor	New Orleans	LA	USA	70113
Street or Mailing Address	City	State	Country	Zip Code

Governing Person 3
NAME (Enter the name of either an individual or an organization, but not both.)
if Individual
See Supplemental Provisions for additional Managers.
First Name	M.I.	Last Name		Suffix
OR
If Organization

Organization Name
ADDRESS

Street or Mailing Address	City	State	Country	Zip Code

Article 4 - Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information
Text Area: [The attached addendum, if any, is incorporated herein by reference.]
The following additional Managers shall be included in Article 3:

Charles L. Rice, Jr.
1600 Perdido Street
New Orleans, Louisiana 70112

Paul D. Hinnenkamp
639 Loyola Avenue
28th Floor
New Orleans, Louisiana 70113-3125

Organizer

The name and address of the organizer:
Daniel T. Falstad
Name
639 Loyola Avenue, 26th Floor	New Orleans	LA	70113
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. X This document becomes effective when the document is filed by the secretary of state.
B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	July 18, 2017
/s/ Daniel T. Falstad
Signature of organizer
Daniel T. Falstad
Printed or typed name of organizer